Numerex IR Contact:
Seth Potter
646-277-1230

Numerex Media Contact:
Valerie Christopherson
949-608-0276
Numerex@globalresultspr.com

Exhibit 99.1

Press Release

For Immediate Release

Numerex’s Board of Directors Appoints Marc Zionts as Chief Executive Officer

ATLANTA, Aug. 11, 2015 (GLOBE NEWSWIRE) -- Numerex Corp (NASDAQ:NMRX), a leading provider of interactive and on-demand machine-to-machine (M2M) products and technology enabling the Internet of Things (IoT), today announced that its Board of Directors has appointed Marc Zionts as its Chief Executive Officer, effective September 1, 2015.  In addition to his new position, Mr. Zionts will join the Board of Directors of the Company.  Mr. Zionts will succeed Stratton J. Nicolaides, who will remain CEO until September 1 and then assume the position of Executive Chairman.

“Marc is a seasoned executive and entrepreneur with over 30 years of experience and a proven track record of success.  Marc has led six companies since 1987, five of which were acquired and one of which completed a public offering realizing over $2B in value for investors.  Most recently, Marc was the President & CEO of Aicent (owned by TA Associates) that was acquired by Syniverse.  I look forward to working closely with Marc and the Board of Directors in my role as Executive Chairman, with the shared goal of continuing the Company’s transition to becoming a premier IoT solutions provider in the marketplace and delivering value to customers and shareholders alike,” stated Mr. Nicolaides.

Mr. Zionts stated, “I am very excited to join Numerex.  The experience and performance of the team combined with the opportunity in the IoT market create an attractive environment for growing the Company in the future.  Numerex’s proven platform, innovative solutions and large customer base provide an excellent foundation for capturing additional market share as the IoT business continues to grow and mature.”

Mr. Zionts most recently served as the Chief Executive Officer and President of Aicent, Inc. (a provider of mobile data network services and solutions) from September 2013 until its acquisition by Syniverse in August 2014.  Prior to Aicent, Mr. Zionts was a Vice President at Allot Communications (a leader in DPI-based broadband solutions that leverages network intelligence to analyze, protect, improve and monetize the user experience over mobile, fixed and cloud assets).  Mr. Zionts joined Allot after they acquired Ortiva Wireless, Inc. in May 2012 where he was the President & Chief Executive Officer from January 2008.  Between August 1987 and December 2007, Zionts led three additional firms including FastMobile which was sold to Research in Motion (RIM)/Blackberry.  Mr. Zionts has both Bachelors in Science and Masters in Science degrees from the Georgia Institute of Technology.  Zionts is also a board member of Pivot 3, TEOCO and Friends of the Earth.

About Numerex
Numerex Corp. (NASDAQ:NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) products and technology enabling the Internet of Things (IoT). The Company’s cloud-based solutions deliver actionable and secure Smart Data to its customers that produce new revenue streams and create operating efficiencies designed to improve profitability. Technology and services are delivered through integrated highly-scalable industrial IoT platforms. Services and solutions are typically sold on a subscription basis. Smart Devices, Network connectivity and services, and software Applications, branded Numerex DNA®, are available as components or bundled and offered as pre-engineered, pre-configured solutions that are designed to accelerate deployment. Also, business and professional services are available to assist in the development and commercialization of customized solutions. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

Statements contained in this press release concerning Numerex that are not historical fact are "forward-looking" statements and involve important risks and uncertainties. Such risks and uncertainties, which are detailed in Numerex's filings with the Securities and Exchange Commission, could cause Numerex's results to differ materially from current expectations as expressed in this press release. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements.

© 2015 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex- affiliated companies. All other marks contained herein are the property of their respective owners.

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